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                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.
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Name of Subsidiary                         Place of Incorporation
- ------------------                         ----------------------
Compass Bank                               Alabama

Compass Bancshares Insurance, Inc.         Alabama

Compass Brokerage, Inc.                    Alabama

Compass Mortgage Corporation               Delaware

Compass Capital Markets, Inc.              Alabama

Compass Multistate Services Corporation    Alabama

Compass Fiduciary Services, Ltd., Inc.     Alabama

Compass Financial Corporation              Alabama

Central Bank of the South                  Alabama

Compass Securities, Inc.                   Alabama

Central Land Holding Corporation           Alabama

Compass Investments, Inc.                  Alabama

Compass Underwriters, Inc.                 Alabama

Compass Banks of Texas, Inc.               Delaware

Compass Bancorporation of Texas, Inc.      Delaware

Compass Bank                               Florida

River Oaks Trust Company                   Texas

Compass Texas Management, Inc.             Texas

River Oaks Trust Corporation               Texas

Compass Bank                               Texas

River Oaks Bank Building, Inc.             Texas

River Oaks Securities, Inc.                Texas

P.I. Holdings No. 1, Inc.                  Texas

P.I. Console, Inc.                         Texas

P.I. Holdings No. 2, Inc.                  Texas

Peoples Bancshares, Inc.                   Texas

Compass Bank-Central Texas                 Texas

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